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                                                                    EXHIBIT 23.2
October 21, 1999

To the Board of Directors
LAHAINA ACQUISITIONS, INC.
5895 Windward Parkway Suite 200
Alpharetta, GA 30005


We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 14, 1999 on our audit of the financial statements of Beachside Commons I, Inc. (currently known as Lahaina Acquisitions, Inc.). We also consent to the reference to our firm under the caption "Experts."


Sincerely,

/s/ Kenneth R. Walters

KENNETH R. WALTERS, P.A.
Fernandina Beach, Florida